Exhibit 99.5

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Business Review Day	[GRAPHIC]
Global Corporate Services

Steve Swerdlow
President
March 23, 2005

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2004 Total Americas Revenue Percentages

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Overview

GCS provides integrated real estate services to multinational corporations

GCS services

•	Transaction Management

•	Facilities Management

•	Portfolio Management & Lease Administration

•	Project Management

•	Consulting

Key differentiators

•	Global coverage

•	Leading real estate technology platform

•	Largest base of transaction professionals and execution track record

•	Disciplined account management

Organization – Account Management Model

BUSINESS	“C” LEVEL	SHARED
UNITS	EXECUTIVES	SERVICES

CORPORATE REAL ESTATE
ORGANIZATION

REAL ESTATE STRATEGY

IMPLEMENTATION

SERVICE
DELIVERY
TEAM

INTEGRATED SERVICES

Transaction	Facilities	Portfolio	Project	Consulting
Management	Management	Management	Management

TECHNOLOGY & PROCESS PLATFORM

Technical	Appraisal	Brokerage	Asset	Field Project
Services			Services	Management

Statistics – Diversified Client Base by Industry

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Statistics – Client Distribution by Geography

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Statistics – Significant Growth in Client Base

Major Clients

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Transaction Management

(millions sq. ft.)

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Key Business Drivers

•                  Centralization of the corporate real estate function

•                  Corporations seeking cost reductions through real estate outsourcing

•                  Regulatory environment creates C-level focus on real estate valuations, data, and process

Key Business Drivers  – Centralization of the Corporate Real Estate Function

Corporate real estate reorganization reason % of respondents	=>
Clients seek…
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• GCS dominant global footprint

• GCS full spectrum of services

• GCS account management model

Source :  Real Estate Executive Board research

Key Business Drivers – Cost Reductions through Outsourcing

•                  Real estate is among the top 3 expense categories for our clients

•                  80% of companies aim to cut real estate costs(1)

•                  76% of companies seek to cut costs by outsourcing(1)

•                  Real estate outsourcing market growing at > 18% annually(2)

(1).       Ernst & Young

(2).       McKinsey & Company

Key Business Drivers – Regulatory Environment

•                  Sarbanes-Oxley (SOX) requires CEOs & CFOs to personally certify the accuracy and completeness of financial information, including real estate

•                  Section 404 of SOX requires all “material” data and processes to be documented, assessed by management, and audited

•                  SOX requires identification of financial risks, including for leased and owned assets

2005 Strategic Priorities

•                  Focus global business development on largest multi-nationals

•                  Capture facilities management-led outsourcing opportunities

•                  Increase consulting/advisory opportunities

•                  Expand number of  multi-service client relationships

•                  Quantify value/savings of outsourcing through more valuable reporting, analysis, and benchmarking

•                  Expand middle-market transaction management & lease administration opportunities in concert with Brokerage, other business lines

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